Exhibit 99.8

LETTER TO CLIENTS FOR USE BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST

COMPANIES AND OTHER NOMINEES

LOCKHEED MARTIN CORPORATION

Offer to Exchange All Shares of Common Stock of

ABACUS INNOVATIONS CORPORATION

Which Are Owned by Lockheed Martin Corporation

and Will Be Converted into Shares of Common Stock of

LEIDOS HOLDINGS, INC.

for

Shares of Common Stock of Lockheed Martin Corporation

Pursuant to the Prospectus—Offer to Exchange, dated July 11, 2016

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 8:00 A.M., NEW YORK CITY TIME, ON AUGUST 16, 2016, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF COMMON STOCK OF LOCKHEED MARTIN CORPORATION TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the Prospectus—Offer to Exchange, dated July 11, 2016 (together with any amendments or supplements thereto, the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of common stock of Lockheed Martin Corporation (“Lockheed Martin”), par value $1.00 per share (“Lockheed Martin common stock”), which collectively constitute the offer by Lockheed Martin to exchange all issued and outstanding shares of common stock of Abacus Innovations Corporation (“Splitco”), par value $0.001 per share (“Splitco common stock”), which are owned by Lockheed Martin. Immediately following the consummation of the exchange offer, Lion Merger Co., a wholly-owned subsidiary of Leidos Holdings, Inc. (“Leidos”), will be merged with and into Splitco, with Splitco surviving the merger and becoming a wholly owned subsidiary of Leidos (the “Merger”). In the Merger, each issued and outstanding share of Splitco common stock will be converted into the right to receive one share of common stock of Leidos (“Leidos common stock”). Accordingly, Splitco common stock will not be transferred to participants in the exchange offer; participants will instead receive shares of Leidos common stock in the Merger. No trading market currently exists or will ever exist for Splitco common stock. You will not be able to trade shares of Splitco common stock before or after such shares are converted into the right to receive shares of Leidos common stock in the Merger. There can be no assurance that shares of Leidos common stock issued in the Merger will trade at the same prices at which shares of Leidos common stock are traded prior to the Merger.

We are the holder of record (directly or indirectly) of shares of Lockheed Martin common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Lockheed Martin common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of Lockheed Martin common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1. Lockheed Martin is offering to exchange all issued and outstanding shares of Splitco common stock for shares of Lockheed Martin common stock, at an exchange ratio to be calculated in the manner described below, that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer. Subject to an upper limit, for each share of Lockheed Martin common stock that you validly tender in this exchange offer and do not properly withdraw and that is accepted, you will receive a number of shares of Splitco common stock corresponding to a 10 percent discount to the per-share value of the shares of Leidos common stock to be received in the Merger, calculated as set forth in the Prospectus. Stated another way, subject to an upper limit, for each $100 in value of Lockheed Martin common stock accepted in this exchange offer, you will receive approximately $111 in value of Splitco common stock. See the section in the Prospectus entitled “This Exchange Offer—Terms of this Exchange Offer.” The exchange offer does not provide for a lower limit or minimum exchange ratio. IF THE UPPER LIMIT IS IN EFFECT, AND UNLESS YOU PROPERLY WITHDRAW YOUR SHARES, YOU WILL RECEIVE LESS THAN $111 IN VALUE OF SPLITCO COMMON STOCK FOR EACH $100 OF VALUE OF LOCKHEED MARTIN COMMON STOCK THAT IS ACCEPTED IN THE EXCHANGE OFFER, AND YOU COULD RECEIVE MUCH LESS. See the section in the Prospectus entitled “This Exchange Offer—Terms of this Exchange Offer—Upper Limit.”

The value of Lockheed Martin common stock and Splitco common stock (by reference to Leidos common stock) will be determined by Lockheed Martin by reference to the simple arithmetic average of the daily volume-weighted average prices on each of the third, fourth and fifth trading days prior to the expiration of the exchange offer period (not including the expiration date) as it may be voluntarily extended, of Lockheed Martin common stock and Leidos common stock, respectively, on The New York Stock Exchange. In the case of Splitco common stock, the value will be reduced by $13.64 per share, which equals the per-share amount of a special dividend to be declared by Leidos prior to the Merger, as of a record date prior to the closing date of the Merger, as described more fully in the section in the Prospectus entitled “The Merger Agreement – Leidos Special Dividend.” If the upper limit is in effect, then the exchange ratio will be fixed at that limit.

2. Lockheed Martin’s obligation to exchange shares of Splitco common stock for shares of Lockheed Martin common stock is subject to certain conditions, as described in the Prospectus in the section entitled “This Exchange Offer—Conditions for the Consummation of this Exchange Offer,” which you should review in detail.

3. Shares of Lockheed Martin common stock validly tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the exchange offer and, unless Lockheed Martin has previously accepted such shares pursuant to the exchange offer, also may be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Lockheed Martin accepts shares of Lockheed Martin common stock pursuant to the exchange offer, your tender is irrevocable.

4. Tendering stockholders who fail to complete and sign the IRS Form W-9 included with the Letter of Transmittal or submit the appropriate IRS Form W-8 (a copy of which can be obtained at www.irs.gov), as applicable, may be subject to required U.S. federal backup withholding tax applicable to the gross cash proceeds payable to such stockholder or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Lockheed Martin common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of Lockheed Martin common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter hereof. An envelope to return your instruction form to us is enclosed. If you authorize tender of your shares of Lockheed Martin common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the date of expiration of the exchange offer.

The exchange offer and withdrawal rights will expire at 8:00 a.m., New York City time, on August 16, 2016, unless the exchange offer is extended or terminated.

Instruction Form with Respect to

LOCKHEED MARTIN CORPORATION

Offer to Exchange

All Issued and Outstanding Shares of Common Stock of

ABACUS INNOVATIONS CORPORATION

which will be converted into

Shares of Common Stock of Leidos Holdings, Inc.

for

Shares of Common Stock of Lockheed Martin Corporation

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus—Offer to Exchange, dated July 11, 2016 (the “Prospectus”), and the related Letter of Transmittal in connection with the offer by Lockheed Martin Corporation (“Lockheed Martin”) to exchange all issued and outstanding shares of common stock of Abacus Innovations Corporation, par value $0.001 per share, that will be converted into shares of Leidos Holdings, Inc. common stock, par value $0.0001 per share, for shares of common stock of Lockheed Martin, par value $1.00 per share (“Lockheed Martin common stock”).

This instructs you to tender the number of shares of Lockheed Martin common stock indicated below (or if no number is indicated below, all shares of Lockheed Martin common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number		SIGN HERE:
Shares of Lockheed Martin common stock to be tendered

Signature(s)

Name(s)

ODD-LOTS
☐	By checking this box, I represent that I own	Address(s)
beneficially less than 100 shares of Lockheed Martin common stock, am tendering all my shares of Lockheed Martin common stock, and do not wish to be subject to proration.

(Zip Code)

Area Code and Telephone Number

Dated

Taxpayer Identification or Social Security Number(s) as applicable

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, ABACUS INNOVATIONS CORPORATION, LOCKHEED MARTIN CORPORATION OR LEIDOS HOLDINGS, INC.

4